UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KEYW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 22, 2019 by The KeyW Holding Corporation (“KeyW” or the “Company”), on April 21, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs”), and Atom Acquisition Sub, Inc., a Maryland corporation and a wholly-owned indirect subsidiary of Jacobs (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Jacobs in a two-step transaction, consisting of a tender offer followed immediately by a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. On May 13, 2019, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the shares of the Company’s outstanding common stock, par value $0.001 per share (the “Shares”), at a price per share of $11.25, payable net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Offer to Purchase, dated May 13, 2019, the related Letter of Transmittal and the Notice of Guaranteed Delivery.

Item 1.01.                                        Entry into a Material Definitive Agreement

In connection with the Merger, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) entered into a Second Supplemental Indenture, dated as of June 12, 2019 (the “Supplemental Indenture”), to the Indenture, dated as of July 21, 2014 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of July 21, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 2.50% Convertible Senior Notes due 2019 (the “Convertible Notes”).

The Supplemental Indenture amends the Indenture to provide that, upon consummation of the Merger, the right to convert the Convertible Notes into Shares was changed to a right to convert the Convertible Notes (pursuant to, and subject to the conditions of, the Indenture) solely into the “Reference Property” (as defined in the Indenture) equal to $758.35 in cash per $1,000 principal amount of Convertible Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by Jacobs Engineering Group Inc. on June 12, 2019.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On June 11, 2019, the Company submitted prepayment and termination notices for its first and second lien credit facilities (the “Existing Credit Facilities”) for which Royal Bank of Canada acts as administrative agent and collateral agent under each such facility.  In connection with the consummation of the Merger, the Company prepaid in full all loans and other amounts outstanding under the Existing Credit Facilities and terminated the commitments thereunder.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The Offer and related withdrawal rights expired one minute after 11:59 pm (New York City time) on June 11, 2019 (the “Expiration Time”). The Offer was not extended. The depositary for the Offer has advised Jacobs and Merger Sub that, as of the expiration of the Offer, a total of 39,928,947 Shares had been validly tendered into and not validly withdrawn from the Offer (excluding 2,378,461 Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in satisfaction of such guarantee), representing approximately 80.1% of Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn from the Offer satisfies the minimum tender condition (the “Minimum Condition”) in the Merger Agreement that the Shares validly tendered and received in the Offer and not withdrawn prior to the Expiration Time when added to the Shares, if any, owned by Jacobs and its affiliates, represent at least a majority of the Shares outstanding. All conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment and is promptly paying for, in accordance with the terms of the Offer, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied. On June 12, 2019, Jacobs completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company, in accordance with Section 3-106.1 of the Maryland General Corporation Law, and with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Jacobs.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares tendered and accepted for payment by Merger Sub pursuant to the Offer, Shares owned by Jacobs, Merger Sub or any other direct or indirect wholly-owned subsidiary of Jacobs, the Company or held as treasury stock immediately prior to the Effective Time) was automatically converted into the right to receive the per share Merger Consideration. In addition, immediately prior to the Effective Time, each outstanding Company restricted stock unit, unvested restricted stock award, performance stock unit, stock option, and award of long-term incentive shares was cancelled in exchange for a lump sum cash payment equal to (i) the Merger Consideration (less the applicable exercise price, in the case of each stock option), multiplied by (ii) (1) for each restricted stock unit, restricted stock award and stock option, the number of Shares subject to such award, (2) for each performance stock unit, the number of Shares subject to such award that would vest based on the target level of achievement of the applicable performance metrics, and (3) for each long-term incentive share, the number of Shares that the holder of such award would receive if the highest price per Share target applicable to such award was achieved, less the number of Shares that the holder of such award previously received in respect of such award upon prior achievement of price per Share targets. These payments will be made not later than ten (10) business days after the Effective Time, less any withholding taxes. Any post-settlement holding period or similar sale restriction applicable to Shares received in respect of an award of long-term incentive shares lapsed immediately prior to the Effective Time. At the Effective Time, each outstanding warrant to purchase Shares terminated and was cancelled as of immediately prior to the Effective Time for no consideration.

The aggregate consideration paid by Merger Sub in the Offer and the Merger was approximately $604 million, without giving effect to Jacobs’ related transaction fees and expenses.  Jacobs financed the acquisition, including the payment of related fees and expenses, with cash on hand at Jacobs and borrowings under the Second Amended and Restated Credit Agreement, dated as of March 27, 2019, by and among Jacobs, certain of its subsidiaries party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on April 22, 2019, and which is incorporated herein by reference.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger constitutes a Fundamental Change, as defined in the Indenture. The effective date of the Fundamental Change is June 12, 2019 (the “Note Effective Date”), the date of the consummation of the Merger. As a result of the Fundamental Change, each holder of the Convertible Notes will have the right to require the Company to repurchase its Convertible Notes, pursuant to the terms and procedures set forth in the Indenture, for a cash purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, as defined in the Indenture. The Convertible Notes will mature on July 15, 2019, which will be prior to the Fundamental Change Repurchase Date.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on June 12, 2019, the Company (a) notified The NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Shares effective June 12, 2019, and (ii) file with the SEC a Form 25 to delist the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to deregister the Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.                                        Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective at the Effective Time, each of Deborah A. Bonanni, William I. Campbell, Shephard W. Hill, John C. Inglis, Kenneth A. Minihan, Arthur L. Money, Caroline S. Pisano, Mark W. Sopp and William J. Weber resigned from his or her position as a member of the Company’s board of directors and any committee thereof.

Pursuant to the Merger Agreement, at the Effective Time, Dawne S. Hickton, R. Ward Johnson and Jennifer A. Richmond, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger among The KeyW Holding Corporation, Jacobs Engineering Group Inc. and Atom Acquisition Sub, Inc., dated April 21, 2019 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on April 22, 2019).

4.1

Second Supplemental Indenture, dated June 12, 2019, by and among The KeyW Holding Corporation and Wilmington Trust, National Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by Jacobs Engineering Group Inc. on June 12, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Kevin C. Berryman
DATE: June 12, 2019	Kevin C. Berryman
Treasurer